UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Kohlberg Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York 10017

April 23, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Kohlberg Capital Corporation to be held on Friday, June 13, 2008 at 10:00 a.m., Eastern Time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

Kohlberg Capital Corporation
Annual Meeting of Shareholders
New York, New York

Friday, June 13, 2008
Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.
Offices of Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Principal executive offices of Kohlberg Capital Corporation:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Kohlberg Capital Corporation:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Kohlberg Capital Corporation (“we,” “Kohlberg Capital” or the “Company”) will be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on June 13, 2008 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect three directors, each for a term of three years;

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accountant of the Company for the current year;

3.
To approve a proposal to authorize the Company, with approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock;

4.	To approve the Amended and Restated 2006 Equity Incentive Plan allowing for the issuance of options to acquire shares, restricted stock awards and other share-based awards thereunder;

5.	To approve the 2008 Non-Employee Director Plan allowing for the issuance to the Company’s non-employee directors of options to acquire shares thereunder; and

6.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 18, 2008 are entitled to notice of and to vote at the 2008 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Michael I. Wirth
Secretary

April 23, 2008

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and Kohlberg Capital requests that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

Kohlberg Capital Corporation
Notice of 2008 Annual Meeting of Shareholders,
Proxy Statement and Other Information

Contents

		Page

Notice of Annual Meeting of Shareholders

Proxy Statement		1

Voting Securities		1

Proposal 1: Election of Directors		2

Director and Executive Officer Background Information		4

Corporate Governance Principles and Director Information		6

Audit Committee Report		9

Executive Compensation		10

Compensation Committee Report		10

Compensation Discussion and Analysis		10

Summary Compensation Table		15

Grants of Plan-Based Awards in Fiscal Year 2007		16

Outstanding Equity Awards at 2007 Fiscal Year-End		17

Option Exercises and Stock Vested in Fiscal Year 2007		18

Pension Benefits		18

Nonqualified Deferred Compensation		18

Potential Payments Upon Termination or Change of Control		18

Director Compensation in Fiscal Year 2007		21

Employee Benefit Plans		22

Control Persons and Principal Stockholders		23

Compensation Committee Interlocks and Insider Participation		25

Transactions with Related Persons		25

Proposal 2:	Ratification of Independent Registered Public Accounting Firm	25

Proposal 3:	Authorization of the Company, with Approval of Its Board of Directors, To Sell Shares of Its Common Stock or Warrants, Options or Rights To Acquire Its Common Stock at a Price below the Then Current Net Asset Value per Share of Such Stock	26

Proposals 4 & 5:	Approval of Amended and Restated 2006 Equity Incentive Plan and 2008 Non-Employee Director Plan	29

Proposal 4:	Approval of Amended and Restated 2006 Equity Incentive Plan	30

Proposal 5:	Approval of 2008 Non-Employee Director Plan	32

Other Matters		34

i

KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

The enclosed proxy, for use at the 2008 Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York on Friday, June 13, 2008 and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to Kohlberg Capital in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the open meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors”; “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accountant of the Company for the current year; “FOR” the authorization of the Company, with approval of the Board, to sell shares of its common stock at a price below the Company’s then current net asset value per share; “FOR” the approval of the Amended and Restated 2006 Equity Incentive Plan; and “FOR” the approval of the 2008 Non-Employee Director Plan.

Kohlberg Capital will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”). The Company expects to pay AST a fee of $15,000 for AST’s assistance in the solicitation of proxies. The Company will also reimburse AST and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders and proxy card, and the enclosed 2007 annual report, which includes the Annual Report on Form 10-K for the year ended December 31, 2007, were first mailed to shareholders on or about April 25, 2008. As used in this Proxy Statement, the terms “we,” “us,” “our,” “Company” or “Kohlberg Capital” refer to Kohlberg Capital Corporation.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2008 Annual Meeting of Shareholders was the close of business on April 18, 2008 (the “Record Date”). On the Record Date, there were 18,094,306 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to cast an aggregate of 18,094,306 votes on all matters subject to a vote at the Meeting. Each share of common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of common stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Shares that abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees that indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, nor will they be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of directors. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Authorization of the Company, with Approval of the Board, To Sell Shares of its Common Stock at a Price below the Company’s Then Current Net Asset Value per Share

The affirmative vote of (i) the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (ii) the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Other Proposals

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year, to approve the Amended and Restated 2006 Equity Incentive Plan and to approve the 2008 Non-Employee Director Plan. Under applicable law and the Company’s bylaws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of these proposals.

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

PROPOSAL 1:

ELECTION OF DIRECTORS

Kohlberg Capital has a classified Board currently consisting of three directors with terms expiring in 2008 (Class II), two directors with terms expiring in 2009 (Class III) and two directors with terms expiring in 2010 (Class I). At each Annual Meeting of Shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the three Class II director nominees will stand for election to a three-year term expiring at the 2011 Annual Meeting of Shareholders. None of the nominees is being proposed for election pursuant to any agreement or understanding between him and the Company, and there are no family relationships among our executive officers and directors. The persons named in the enclosed proxy will vote to elect Albert G. Pastino, C. Michael Jacobi and Samuel P. Frieder as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class II director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of Kohlberg Capital’s common stock beneficially owned by each of them appears later in this Proxy Statement. Each of the following directors and executive officers began his tenure with the Company in 2006.

Nominees for Election for Terms Expiring in 2011 (Class II Directors)

Name	Age	Position
Independent Directors (1)
Albert G. Pastino	66	Director
C. Michael Jacobi	66	Director

Non-Independent Director
Samuel P. Frieder (2)	43	Director and Vice-President

(1)	In this Proxy Statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the 1940 Act.
(2)	Mr. Frieder is not an Independent Director because he is an officer of the Company.

THE BOARD RECOMMENDS THAT THE
SHAREHOLDERS VOTE “FOR” THE ABOVE NOMINEES

Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2009 (Class III Directors)

Name	Age	Position
Non-Independent Directors
Christopher Lacovara (1)	43	Chairman and Vice President; Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”)
James A. Kohlberg (1)	50	Vice Chairman and Vice President

(1)	Messrs. Lacovara and Kohlberg are not Independent Directors because they are officers of the Company.

Directors with Terms Expiring in 2010 (Class I Directors)

Name	Age	Position
Independent Directors
C. Turney Stevens	57	Director
Gary Cademartori	66	Director

Executive Officers (expected to continue in office through 2008)

Name	Age	Position
Dayl W. Pearson	53	President and Chief Executive Officer
Michael I. Wirth	49	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary
E.A. Kratzman III	56	Vice President; President of Katonah Debt Advisors
R. Jon Corless	56	Chief Investment Officer
John M. Stack	62	Vice President; Managing Director of Katonah Debt Advisors

DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning the Company’s directors and executive officers:

Independent Directors

C. Turney Stevens

Mr. Stevens has served on Kohlberg Capital’s Board since December 2006 and serves on the Valuation Committee and the Compensation Committee of the Board. Mr. Stevens retired as the Founder, Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He now serves as the Dean of the College of Business and Professor of Management at Lipscomb University. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is certified as a public company director by Institutional Shareholder Services.

Albert G. Pastino

Mr. Pastino has served on Kohlberg Capital’s Board since December 2006 and is the Chair of the Audit Committee of the Board. Mr. Pastino is also the Senior Managing Director at Amper Investment Banking (“AIB”), a NASD member investment bank focusing on private transactions for middle market companies. He founded AIB in 2004. AIB focuses on capital formation, mergers and acquisitions and strategic advisory assignments. After leaving an affiliate of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”) in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP and was in charge of its Emerging Business Practice. Mr. Pastino is a member of the Board of Directors of Critical Homecare Solutions Holdings, Inc. and a member of the Board of Directors and Finance Committee of New Eyes for the Needy, a not-for-profit organization headquartered in New Jersey. Mr. Pastino is a graduate of Saint Joseph’s University and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant.

C. Michael Jacobi

Mr. Jacobi has served on Kohlberg Capital’s Board since December 2006 and serves on the Audit Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., which is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently a member of the board of directors of Webster Financial Corporation, Corrections Corporation of America and Sturm Ruger & Co. He serves as the audit committee chairman of the board of directors of Webster Financial Corporation and Corrections Corporation of America.

Gary Cademartori

Mr. Cademartori has served on Kohlberg Capital’s Board since December 2006, is the Chairman of the Compensation Committee of the Board and serves on the Audit Committee of the Board. Mr. Cademartori is also a partner in Wall Street Technology Group, LLC, a company engaged in financial and technology consulting and executive mentoring to create more value for companies involved in business change. Previously, Mr. Cademartori was a financial consultant for less than one year in 1998 and, from 1999 to 2005, a partner in Tatum CFO Partners, LLP, serving as an interim CFO and rendering financial consulting services for middle market Securities and Exchange Commission (“SEC”) reporting and privately-held companies. From 1995 to 1998, Mr. Cademartori served in the capacity of CFO for Schrader-Bridgeport International, Inc. Between 1981 and 1995, Mr. Cademartori served as the CFO of Charter Power Systems, Inc., Athlone Industries, Inc., Formica Corporation, and Butler International, Inc., all of which were mid-sized companies listed on the New York Stock Exchange. Prior to 1981, Mr. Cademartori was an audit partner in Touche Ross & Co., an international accounting firm. Mr. Cademartori received his M.B.A. degree in Finance and International Business from Seton Hall University, and he is a certified public accountant. He serves on the Small Business Advisory Committee of the Financial Accounting Standards Board, and on the board of directors of Marotta Controls, Inc.

Non-Independent Directors

Christopher Lacovara

Mr. Lacovara has served on Kohlberg Capital’s Board since December 2006 and is also the Chairman of the Board, the Chairman of the Valuation Committee of the Board and a Vice President of the Company. Mr. Lacovara joined Kohlberg & Co. in 1988 and was named Principal in 1995 and co-managing partner in 2006. Kohlberg & Co. has invested approximately $2 billion of equity capital in nearly 100 middle market platform and add-on acquisitions with a combined transaction value of over $6 billion. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. in History from Harvard College, a B.E. in Engineering Sciences from Hofstra University and a Master of Science in Civil Engineering from Columbia University. Mr. Lacovara serves on the board of directors of a number of private companies as well as the Management Committee of Katonah Debt Advisors. Mr. Lacovara also serves on the board of directors of Katy Industries, Inc. and Stanadyne Corp.

James A. Kohlberg

Mr. Kohlberg has served on Kohlberg Capital’s Board since December 2006 and is also the Vice Chairman of the Board and a Vice President of the Company. Mr. Kohlberg is also a co-founder and Chairman of Kohlberg & Co. Kohlberg & Co. has invested approximately $2 billion of equity capital in nearly 100 middle market platform and add-on acquisitions with a combined transaction value of over $6 billion. Mr. Kohlberg has over 22 years experience in the buyout profession, and from 1984 to 1987 was with KKR. Prior to joining KKR he was employed by Merrill Lynch & Co. Mr. Kohlberg received a B.A. from Golden Gate University and an M.B.A. from New York University. Mr. Kohlberg serves on the board of directors of numerous private companies. Mr. Kohlberg also serves on the board of directors of EcoAmerica, ClearEdge Power, Inc. and Essential Entertainment. In addition, Mr. Kohlberg is expected to become a director of The New York Times Company at the 2008 annual meeting of stockholders expected to be held on April 22, 2008.

Samuel P. Frieder

Mr. Frieder has served on Kohlberg Capital’s Board since December 2006, serves on the Valuation Committee of the Board and is a Vice President of the Company. Mr. Frieder joined Kohlberg & Co. in 1989 and became a Principal in 1995 and co-managing partner in 2006. Kohlberg & Co. has invested approximately $2 billion of equity capital in nearly 100 middle market platform and add-on acquisitions with a combined transaction value of over $6 billion. From 1988 to 1989 he was a senior associate in the Capital Funding Group at Security Pacific Business Credit. Prior to that, he was a senior real estate analyst at Manufacturers Hanover Trust Company. Mr. Frieder received an A.B. from Harvard College. Mr. Frieder serves on the board of directors of a number of private companies as well as on the Management Committee of Katonah Debt Advisors. Mr. Frieder also serves on the board of directors of Katy Industries, Inc. and Stanadyne Corp.

Executive Officers

Dayl W. Pearson, President and Chief Executive Officer

Mr. Pearson has more than 30 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 15 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago.

Michael I. Wirth, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer

Mr. Wirth has over 25 years of experience in the financial services sector and has managed over $2 billion in real estate debt and equity securities and advised or structured over $15 billion in structured real estate debt. Prior to joining the Company, from 2003 to 2006, Mr. Wirth was a co-founder, CFO and Executive Vice President of New York Mortgage Trust, a mortgage REIT that completed its initial public offering in 2004. Mr. Wirth served from 2002 to 2003 as CFO of Newcastle Investment Corp., a mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and CFO of Charter Municipal Mortgage Acceptance Company (now known as Centerline Holding Company), a multi-family residential finance company, American Mortgage Acceptance Company, a mortgage REIT, and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1983 to 1997, Mr. Wirth was a senior manager with Deloitte & Touche LLP and specialized in transaction, valuation and consulting services to the real estate and financial services industries. Mr. Wirth received a B.B.A. from Georgia State University and is a member of the American Institute of Certified Public Accountants.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined Kohlberg Capital and Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, in 2006 as part of their middle market team. Mr. Corless has over 30 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

E.A. Kratzman, Vice President; President of Katonah Debt Advisors

Mr. Kratzman has primary responsibility for the overall management and direction of the business activities of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, since May 2005, and also serves as a Vice President of Kohlberg Capital. Mr. Kratzman oversees portfolio management, trading, structuring, analytics and operations at Katonah Debt Advisors and serves as chairman of the Company’s Investment Committee. Mr. Kratzman has over 30 years of leveraged finance experience. Mr. Kratzman has previously been at Rabobank International in New York where he was the Head of CLO Management. Prior to that he was employed at First Union’s Institutional Debt Management Group (“IDM”), where he was Head of Portfolio Management and one of three co-founders. Prior to IDM, Mr. Kratzman was with Societe Generale, New York and, prior to that, he was co-Head of the Asset Recovery Group at Deutsche Bank North America in New York. From 1985 to 1996, Mr. Kratzman was employed by Westpac Banking Corporation. From 1993 to 1996, Mr. Kratzman was Senior Vice President and Chief Credit Officer for the Americas Division. He holds a B.A. from Hobart College and an M.B.A. in finance from Rutgers University, and is a graduate of the Executive Management Program at J.L. Kellogg Graduate School of Management.

John M. Stack, Vice President; Managing Director of Katonah Debt Advisors

Mr. Stack has over 30 years of banking experience focusing on credit and is responsible for the oversight of the investment analysts and credit processes of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, and also serves as a Vice President of Kohlberg Capital. Prior to joining Katonah Debt Advisors in 2005, Mr. Stack was a Managing Director at Societe Generale where he headed the U.S. Leverage Finance Group. This Group provided senior, mezzanine and high-yield financing for leverage buyouts across a broad spectrum of industries. Previously, Mr. Stack had been with the New York office of The First National Bank of Chicago, where at various times he headed the Media Team, the Leverage Finance Team, the regional credit analysis group, and a corporate banking team. Mr. Stack began his banking career with Citibank where he completed credit analysis, corporate banking, secured lending and distressed loan management assignments in New York and Puerto Rico. Mr. Stack is a graduate of Fordham College and did post-graduate business studies at New York University.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Kohlberg Capital has a strong commitment to good corporate governance practices. These practices provide a framework within which Kohlberg Capital’s Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Board.

The Company does not have a nominating committee, as the Board believes that the nomination procedure can best be effectuated by delegating to a majority of the directors of Kohlberg Capital who are Independent Directors the power to recommend director nominees for selection by the Board, in accordance with the Board’s resolution governing the nomination procedure. In executing this power, the Independent Directors determine the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Independent Directors will identify potential candidates to become members of the Board. In identifying potential candidates, the Independent Directors may consider candidates recommended by any of the Independent Directors or by any other source the Independent Directors deem appropriate. The Independent Directors may, but are not required to, retain a third party search firm at the Company’s expense to identify potential candidates.

The Independent Directors will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Independent Directors’ slate of nominees in this Proxy Statement.

In considering and evaluating candidates, the Independent Directors may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;

•	relevant business and related industry experience;

•	educational background;

•	financial expertise;

•	experience with corporate governance matters;

•	an assessment of the candidate’s ability, judgment and expertise;

•	overall diversity of the composition of the Board;

•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and

•	such other factors as the Independent Directors deem appropriate.

The Independent Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Independent Directors or the Board decide not to nominate a member for re-election or if the Independent Directors recommend to expand the size of the Board, the Independent Directors identify the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Independent Directors. Consultants may also be engaged to assist in identifying qualified individuals.

The Board has affirmatively determined that the following directors are Independent Directors:

Gary Cademartori
C. Michael Jacobi
Albert G. Pastino
C. Turney Stevens

In fiscal year 2007, the Board of the Company met six times, and each of the meetings was attended by the full Board. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s Annual Meetings of Shareholders. All of the Board members attended the Company’s 2007 Annual Meeting of Shareholders.

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Frieder and Stevens. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities for which market quotations are not readily available. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. In fiscal 2007, Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the Board, which consisted of certain limited procedures that the Board identified and requested them to perform. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Valuation Committee met four times during fiscal year 2007, and each of the meetings was attended by the full Valuation Committee.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is composed of Messrs. Cademartori and Stevens. As determined by the Board, each of the members of the Compensation Committee is an Independent Director and satisfies the independence requirements of The Nasdaq Global Select Market listing standards. Mr. Cademartori serves as Chairman of the Compensation Committee. The Compensation Committee determines compensation for Kohlberg Capital’s executive officers, in addition to administering the Company’s 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”). The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

The Compensation Committee met twice during fiscal year 2007, and each of the meetings was attended by the full Compensation Committee.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino, Cademartori and Jacobi. As determined by the Board, each of the members of the Audit Committee is an Independent Director and satisfies the audit committee independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Global Select Market listing standards. Mr. Pastino serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the internal audit function, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Board has determined that all the members of the Audit Committee—Messrs. Pastino, Jacobi and Cademartori:

•	are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and Rule 4200(a)(15) of The Nasdaq Global Select Market listing standards;

•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and are audit committee financial experts; and

•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which, to the extent required by law, all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant are pre-approved.

In fiscal year 2007, the Audit Committee held three meetings, and each of the meetings was attended by the full Audit Committee.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Board (the “Audit Committee”) operates under a written charter adopted by the Board effective as of December 11, 2006. The charter can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Cademartori.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the standards of the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the firm their independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

During 2007, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee also recommended the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2008.

Respectfully Submitted,

The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
Gary Cademartori

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Compensation Committee
Gary Cademartori (Chair)
C. Turney Stevens

Compensation Discussion and Analysis

Overview

Determination of Executive Compensation Pre-IPO

Executive compensation arrangements entered into prior to the Company’s restructuring and completion of its initial public offering were negotiated with the respective executives, and were based on compensation for executives with comparable responsibilities at other similar lending or asset-management businesses. Mr. Lacovara, who currently serves as the Chairman of the Board and had the primary responsibility for the formation and oversight of Katonah Debt Advisors, the Company’s wholly-owned portfolio company, prior to the Company’s acquisition of Katonah Debt Advisors, played a key role in setting up the pre-IPO executive compensation structure.

The employment agreements with Company executives were approved by the Board of Managers of Kohlberg Capital, LLC, the Company’s predecessor, and separately by the independent managers of Kohlberg Capital, LLC. Following the conversion of Kohlberg Capital, LLC into the Company, the Board ratified all of the acts of the Board of Managers of Kohlberg Capital, LLC, established a Compensation Committee and vested the Compensation Committee with power over compensation matters, as further described in this section and above under “Corporate Governance Principles and Director Information—Compensation Committee.”

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of both the Company and Katonah Debt Advisors.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;

•	participating in comprehensive due diligence with respect to the Company’s investments;

•	ensuring the most effective allocation of capital; and

•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within the Company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual stock option awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);

•	growth of the Company’s investment portfolio;

•	maintenance of the credit quality and financial performance of the Company’s investment portfolio;

•	development of the Company’s human resources; and

•	development of the Company’s financial and information systems.

The performance goals for senior executives of Katonah Debt Advisors are as follows:

•	increase in Katonah Debt Advisors’ assets under management and diversification of such assets;

•	increase in revenue and income distributable by Katonah Debt Advisors to the Company;

•	performance of fund assets managed by Katonah Debt Advisors, particularly with respect to credit quality; and

•	development of Katonah Debt Advisors’ human resources.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the first calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock option awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses and stock option awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock option awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to the Company represented in the compensation data the Company reviews. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. As set forth in their employment agreements, Messrs. Pearson and Corless are currently eligible for annual performance-based cash bonuses of up to $450,000 and $250,000, respectively; Mr. Wirth is currently eligible for an annual performance-based cash bonus of no less than $300,000; and Mr. Kratzman was eligible in 2007 for annual performance-based cash bonus from Katonah Debt Advisors of no less than $500,000 and no more than $1,000,000; and Mr. Stack is eligible for target annual performance-based cash bonus from Katonah Debt Advisors of $175,000. The amounts of the annual cash bonuses paid to Messrs. Pearson, Wirth and Corless are determined by the Compensation Committee of the Board. The amount of the annual cash bonuses paid to Messrs. Kratzman and Stack is determined by the Management Committee of Katonah Debt Advisors. In each case, the annual bonus award will be based on the individual performance of each of Messrs. Pearson, Wirth, Corless, Kratzman and Stack and on the performance of the Company against goals established annually by the Board, in the case of Messrs. Pearson, Wirth and Corless, and by the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, after consultation with the individual. All bonuses are subject to an annual increase, solely at the discretion of the Board, and in its discretion, the Compensation Committee may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The 2006 Equity Incentive Plan currently allows the grant to executive officers of stock options. The Company typically makes an initial equity award of stock options to certain new senior level employees and annual stock option grants as part of the Company’s overall compensation program. All grants of awards pursuant to the 2006 Equity Incentive Plan are approved by the Board. The 2006 Equity Incentive Plan is designed to allow, but not require, the grant of awards that qualify under an exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for “performance-based compensation.”

Initial stock option awards. Executives who join the Company are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of the Company’s common stock on the grant date and a vesting schedule as determined by the Board. The amount of the initial stock option award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial stock option awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for stock option awards for existing employees is the later of the date that the Board approved the option grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such option grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the options granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Compensation Committee.

Annual stock option awards. The Company’s practice is to make annual stock option awards as part of the Company’s overall performance management program (in fiscal 2007, however, no such award was made to the executive officers named in the Summary Compensation Table, with the exception of Mr. Stack). The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of options is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets in the fourth quarter of each year to evaluate, review and recommend for the Board’s approval the annual stock option award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock option grant is awarded on the determined date at the Company’s closing market price per share. The Company uses a Binary Option Pricing Model (American, call option) valuation model to establish the expected value of all stock option grants.

Other Compensation

The Company and Katonah Debt Advisors maintain broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance and a 401(k) plan. The Company and Katonah Debt Advisors participate in a defined contribution plan for their executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

Termination-Based Compensation

Severance. If terminated without cause, each of Messrs. Pearson, Wirth, Corless, Kratzman and Stack is entitled to receive his base salary and to have his health insurance premiums paid for the remaining term of his employment agreement, in case of Messrs. Pearson, Wirth, Corless and Kratzman, or for a period of no less than six months, in the case of Mr. Stack. The initial terms of the employment agreements with Messrs. Pearson, Wirth and Corless expire on December 31, 2008 and the initial term of the employment agreement with Mr. Kratzman was set to expire on December 31, 2009. Upon their expiration, the agreements with Messrs. Pearson, Wirth, Corless and Kratzman automatically renew for successive one year periods unless terminated in writing by either party upon thirty days written notice. In determining whether to approve the terms of such severance arrangements, the Board, in the case of Messrs. Pearson, Wirth and Corless, and the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, took into account that the employment agreements contain non-competition covenants that would be binding on the executives following their termination.

Acceleration of vesting of equity-based awards. In general, all unvested options held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the 2006 Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Actions Taken After Year End or Effective After Year End

At its December 14, 2007 meeting and upon the Compensation Committee’s recommendation, the Board approved increases in the base salaries of some of the executive officers named in the Summary Compensation Table effective January 1, 2008, as follows: Mr. Pearson—2008 base salary of $350,000 ($300,000 in 2007); Mr. Wirth—2008 base salary of $325,000 ($300,000 in 2007); Mr. Kratzman—2008 base salary of $350,000 ($300,000 in 2007); and Mr. Corless—2008 base salary of $250,000 ($200,000 in 2007). No change was made to Mr. Stack’s base salary.

Effective January 1, 2008, the employment agreements between Mr. Kratzman and the Company and Katonah Debt Advisors, respectively, were amended as described under “—Employment Agreements—Employment Agreements with E.A. Kratzman and John M. Stack” and “Potential Payments Upon Termination or Change of Control—Termination of Employment and Change of Control Arrangements—Termination of Employment Provisions in Employment Agreements” below.

Conclusion

The compensation policies of the Company and Katonah Debt Advisors are designed to motivate and retain their respective senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2007 and December 31, 2006 to the Company’s President and Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three most highly compensated executive officers other than its President, Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year (1)	Salary ($)		Bonus ($)		Option awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation($)(6)	Total ($)
Dayl W. Pearson	2007	300,000	(11)	—		90,000	450,000		29,734	869,734
President and Chief Executive Officer	2006	252,308	(2)(7)	150,000	(3)	3,750	350,000		29,171	785,229

Michael I. Wirth
Chief Financial Officer,	2007	300,000	(11)	—		54,000	375,000		29,734	758,734
Chief Compliance Officer, Treasurer and Secretary	2006	46,700	(2)(8)	150,000	(3)	2,250	—		—	198,950

E.A. Kratzman
Vice President;	2007	300,000	(9)(11)	—		72,000	600,000	(9)	29,734	1,001,734
President of Katonah Debt Advisors	2006	300,000	(2)(9)	—		3,000	600,000	(9)	29,171	932,171

R. Jon Corless	2007	200,000	(11)	—		36,000	250,000		29,734	515,734
Chief Investment Officer	2006	166,026	(2)(10)	—		1,500	200,000		20,697	388,223

John M. Stack
Vice President;	2007	212,500	(9)(11)	—		21,667	200,000	(9)	29,734	463,901
Managing Director of Katonah Debt Advisors	2006	189,183	(2)(9)	—		—	175,000	(9)	29,171	393,354

(1)	The Company was organized in 2006 and, consequently, paid no compensation prior to 2006.
(2)	Represents actual cash salaries paid during 2006.
(3)
A $150,000 signing bonus was paid to Mr. Wirth to reimburse him, in part, for amounts forfeited upon termination of prior employment, and a $150,000 bonus was paid to Mr. Pearson as a specific performance reward for the Company’s initial public offering.

(4)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, respectively, of the grant date fair value of stock options granted in those years in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 10, Stock Options, to our audited consolidated financial statements included in our 2007 Annual Report on Form 10-K, filed with the SEC on March 14, 2008 and Note 9, Stock Options, to our audited consolidated financial statements included in our 2006 Annual Report on Form 10-K, filed with the SEC on March 29, 2007.

(5)
Annual performance-based cash bonus. As described in “—Compensation Discussion and Analysis—Compensation Components—Annual Bonus” above, the annual bonuses of the executive officers named in the Summary Compensation Table are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the fiscal year. The threshold, target and/or maximum amounts for the fiscal year 2007 bonus opportunity of each executive officer named in the Summary Compensation Table are reported in the Grants of Plan-Based Awards in Fiscal Year 2007 table below.

(6)
Represents amounts received pursuant to the Katonah Debt Advisors Money Purchase Pension Plan (the “Pension Plan”) and the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”). Under the Pension Plan, Messrs. Pearson, Wirth, Kratzman, Corless and Stack received compensation of $25,268 each in 2007 and $24,771, $—, $24,771, $17,376 and $24,771, respectively, in 2006; and under the Savings Plan, these individuals received compensation of $4,466 each in 2007 and $4,400, $—, $4,400, $3,321 and $4,400, respectively, in 2006. The Pension Plan and the Savings Plan are defined benefit plans, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

(7)	Mr. Pearson’s annual base salary was $300,000. The amount paid in 2006 was pro rated based on Mr. Pearson’s effective hire date of March 6, 2006.

(8)	Mr. Wirth’s annual base salary was $300,000. The amount paid in 2006 was pro rated based on Mr. Wirth effective hire date of November 6, 2006.
(9)	Messrs. Kratzman and Stack receive their salary and performance-based bonus from Katonah Debt Advisors.
(10)	Mr. Corless’ annual base salary was $200,000. The amount paid in 2006 was pro rated based on Mr. Corless’ effective hire date of March 6, 2006.
(11)	Represents actual cash salaries paid during 2007.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2007 held by the executive officers named in the Summary Compensation Table.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards($/Sh)		Grant Date Fair Value of Option Awards
			Threshold ($)	Target ($)	Maximum ($)
Dayl W. Pearson	—		—	450,000	450,000	—	—		—
Michael I. Wirth	—		300,000	375,000	—	—	—		—
E.A. Kratzman	—		500,000	600,000	1,000,000	—	—		—
R. Jon Corless	—		—	250,000	250,000	—	—		—
John M. Stack	01/19/07	(2)	—	175,000	—	50,000	16.36	(3)	90,500

(1)
The actual bonus awards earned with respect to 2007 and paid out in 2008 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. Messrs. Kratzman and Stack receive their annual performance-based bonus from Katonah Debt Advisors.

(2)
The options granted to Mr. Stack vest in four equal annual installments beginning on January 19, 2008, the first anniversary of the option grant date. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.

(3)	The closing price of the Company’s common stock on the date of grant.

The terms of compensation of each executive officer named in the Summary Compensation table are derived from employment agreements, as well as from annual performance reviews conducted by the Compensation Committee, in the case of Mr. Pearson, and by Mr. Pearson, in the case of the other executive officers named in the Summary Compensation Table. See “—Compensation Discussion and Analysis—Compensation Components—Annual Bonus” above for additional information. Annual base salary increases, annual stock option awards and cash bonuses, if any, for Mr. Pearson are determined by the Compensation Committee. Mr. Pearson recommends annual base salary increases, annual stock option awards and cash bonuses, if any, for the other executive officers named in the Summary Compensation Table, which are reviewed and approved by the Compensation Committee.

Employment Agreements

The Company has entered into employment agreements with Messrs. Pearson, Wirth, Corless and Kratzman. Each of Messrs. Pearson, Wirth and Corless receives his salary, bonus and benefits and received his initial grant of stock options pursuant to his employment agreement with the Company, and Mr. Kratzman received his initial grant of stock options pursuant to his employment agreement with the Company. Messrs. Kratzman and Stack receive their salary, bonus and benefits pursuant to employment agreements with Katonah Debt Advisors.

Employment Agreements with Dayl W. Pearson, Michael I. Wirth and R. Jon Corless

Each of the employment agreements with Messrs. Pearson, Wirth and Corless provides for a term ending on December 31, 2008, and automatic, successive one-year renewal terms beginning on January 1 of each successive year unless either party to the employment agreement provides at least 30 days prior written notice of its decision not to extend the term of the employment agreement. Under their respective employment agreements, Messrs. Pearson, Wirth and Corless are entitled to receive an annual base salary of $300,000, $300,000 and $200,000, respectively. Messrs. Pearson and Corless are currently eligible for annual performance-based cash bonuses of up to $450,000 and $250,000, respectively, and Mr. Wirth is currently eligible for an annual performance-based cash bonus of no less than $300,000. Pursuant to their employment agreements, Messrs. Pearson, Wirth and Corless received one-time grants of options to purchase 250,000, 150,000 and 100,000 shares of the Company’s common stock, respectively. These options vest in four equal annual installments; the first installment vested on December 11, 2007, the first anniversary date of the pricing of the Company’s initial public offering. See “—Outstanding Equity Awards at 2007 Fiscal Year-End” below for further information regarding vesting. Each employment agreement also contains non-competition covenants and provisions governing termination, death and disability.

Employment Agreements with E.A. Kratzman and John M. Stack

As amended effective January 1, 2008, Mr. Kratzman’s agreement with Katonah Debt Advisors provides for a term ending on December 31, 2010 and automatic, successive one-year renewal terms beginning on January 1 of each successive year unless previously terminated in writing by either party. Under the amended employment agreement, Mr. Kratzman is entitled to receive an annual base salary of $350,000, which will be automatically increased to $400,000 commencing July 1, 2008, and is eligible for an annual bonus from Katonah Debt Advisors of no less than $650,000 and no more than $1,000,000 (with a 2007 bonus of $600,000) based on achievement of the following performance objectives: increase in Katonah Debt Advisors’ assets under management and diversification of such assets; increase in revenue and income distributable by Katonah Debt Advisors to the Company; performance of fund assets managed by Katonah Debt Advisors, particularly with respect to credit quality; and development of Katonah Debt Advisors’ human resources. In addition, Mr. Kratzman is entitled to receive a one-time bonus of $250,000 upon completion by the Company of at least two of the CLO funds contemplated pursuant to a commitment letter with Bear, Stearns & Co. Inc. dated October 12, 2007 or upon completion of a credit opportunities fund. The agreement also contains non-competition covenants and provisions governing termination, death and disability.

As amended effective January 1, 2008, Mr. Kratzman’s agreement with Kohlberg Capital provides for an indefinite term ending upon Mr. Kratzman’s resignation, death or removal with or without cause. Pursuant to his employment agreement with the Company, Mr. Kratzman is to receive, subject to shareholder approval of the proposal described under “Proposal 4: Approval of Amended and Restated 2006 Equity Incentive Plan” below, an annual grant of shares of the Company’s restricted common stock having a value of $500,000. Such restricted shares will vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date and will be subject to the terms set out in a restricted stock award agreement between Mr. Kratzman and the Company. The agreement also contains provisions regarding non-competition covenants.

Mr. Stack’s agreement with Katonah Debt Advisors provides for an indefinite term ending upon Mr. Stack’s resignation, death or removal with or without cause. Under his employment agreement, Mr. Stack is entitled to receive an annual base salary of $175,000 and a target annual performance-based bonus from Katonah Debt Advisors of $175,000. His employment agreement also contains non-competition covenants and provisions governing termination, death and disability.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2007, the last day of the Company’s fiscal year, to each of the executive officers named in the Summary Compensation Table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable		Option Exercise Price ($)		Option Expiration Date
Dayl W. Pearson	62,500	187,500	(1)	15.00	(4)	12/11/16
Michael I. Wirth	37,500	112,500	(1)	15.00	(4)	12/11/16
E.A. Kratzman	50,000	100,000	(2)	15.00	(4)	12/11/16
R. Jon Corless	25,000	75,000	(1)	15.00	(4)	12/11/16
John M. Stack	—	50,000	(3)	16.36	(5)	01/19/17

(1)
The remaining unvested options granted to Messrs. Pearson, Wirth and Corless vest in three equal annual installments beginning on December 11, 2008, the second anniversary date of the date of pricing of the Company’s initial public offering. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.

(2)
The remaining unvested options granted to Mr. Kratzman vests in two equal annual installments beginning on December 11, 2008, the second anniversary date of the date of pricing of the Company’s initial public offering. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.

(3)
The options granted to Mr. Stack vest in four equal annual installments beginning on January 19, 2008, the first anniversary of the option grant date. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.

(4)	The initial public offering price of the Company’s common stock.
(5)	The closing price of the Company’s common stock on the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2007

There were no exercises of stock options held by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2007. In fiscal year 2007, the executive officers named in the Summary Compensation Table did not hold any shares of the Company’s stock that would be subject to vesting.

Pension Benefits

The Company does not have any benefit plans, other than qualified defined contribution plans or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Termination of Employment and Change of Control Arrangements

Change of Control Arrangements in the Company’s 2006 Equity Incentive Plan

Under the 2006 Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options and other awards granted under the 2006 Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;

•	remove any performance or other conditions or restrictions on any award;

•
in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and

•
with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the 2006 Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which Kohlberg Capital is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

We are proposing to amend and restate the 2006 Equity Incentive Plan at the Meeting. Material terms of the proposed Amended and Restated 2006 Equity Incentive Plan are described under “Proposal 4: Approval of Amended and Restated 2006 Equity Incentive Plan” below.

Termination of Employment Provisions in the Company’s 2006 Equity Incentive Plan

Unless the Board expressly provides otherwise, immediately upon the cessation of employment or services of a participant in the 2006 Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment or services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;

•
For vested options held by a participant immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and

•
In all other cases, all vested options held by the participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the 2006 Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its affiliates by the participant; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its affiliates, except where the breach is caused by incapacity or disability of the participant; (v) a charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee or director of the Company or any of its affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within 15 days after written notice of such failure is given to the participant by the Company; or (viii) the participant’s willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its affiliates.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

We are proposing to amend and restate the 2006 Equity Incentive Plan at the Meeting. Material terms of the proposed Amended and Restated 2006 Equity Incentive Plan are described under “Proposal 4: Approval of Amended and Restated 2006 Equity Incentive Plan” below.

Termination of Employment Provisions in Employment Agreements

Each of the executive officers named in the Summary Compensation Table has an employment agreement pursuant to which the Company, in the case of Messrs. Pearson, Wirth and Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, must make payments and provide certain benefits upon termination of employment. If any of the executive officers named in the Summary Compensation Table is terminated other than for cause (as defined below) or, in the case of Mr. Kratzman, terminates his employment for good reason, such officer is entitled to the continued payment of his base salary and the employer portion of his health care premiums for the remainder of the term of his employment, in the case of Messrs. Pearson, Wirth, Corless or Kratzman, or for a period of no less than six months, in the case of Mr. Stack, plus (i) any accrued but unpaid base salary and bonus (no less than $650,000 in the case of Mr. Kratzman) and (ii) payment for any accrued and unused vacation time. Notwithstanding the above, if the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Mr. Kratzman, waives the non-competition provisions in the applicable employment agreement at any point after six months (one month in the case of Mr. Kratzman) from the date of termination, then the continued salary and benefits payments cease. All severance payments are conditioned on the execution of a signed release of claims in the form provided by the Company, in the case of Messrs. Pearson, Wirth and Corless, or by Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, and upon that release not being subsequently revoked.

In the event of death of any of the executive officers named in the Summary Compensation Table, any amounts owed to the decedent under the applicable employment agreement will be paid to the decedent’s estate or to his designated successor or assigns. In the event of a disability which renders the officer unable to continue to perform substantially all of his duties and responsibilities under his employment agreement, the officer is entitled to continued payment of his base salary and benefits for up to 12 weeks of disability during any period of 365 consecutive calendar days. If the officer is unable to return to work after 12 weeks of disability, the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman or Stack, may terminate his employment.

For purposes of the employment agreements with the executive officers named in the Summary Compensation Table, “cause” means (i) a material failure to perform (other than by reason of disability), or material negligence in the performance of, duties and responsibilities to the Company or to any person or entities directly or indirectly controlling, controlled by or under common control with the Company, (ii) a material breach of the employment agreement or any other agreement with the Company or with any person or entities directly or indirectly controlling, controlled by or under common control with the Company or (iii) other conduct that could reasonably be anticipated to be harmful to the business, interests or reputation of the Company or of any person or entities directly or indirectly controlling, controlled by or under common control with the Company.

For purposes of Mr. Kratzman’s employment agreement with Katonah Debt Advisors, “good reason” means (i) material diminution in the nature or scope of Mr. Kratzman’s responsibilities, duties or authority or (ii) his being required to relocate to a principal place of employment outside of the New York metropolitan area; however, a change in reporting relationships resulting from the direct or indirect control of the Company by another entity and any diminution of the business of the Company or any of its affiliates or any sale or transfer of equity, property or other assets of the Company or any of its affiliates does not constitute good reason.

The following table sets forth estimated payment obligations to each of the executive officers named in the Summary Compensation table, assuming a termination on December 31, 2007, the last business day of fiscal year 2007.

The information below constitutes forward-looking statements for purposes of the Private Litigation
Securities Reform Act of 1995

Name	Termination by Company Without Cause ($)	Termination by Company For Cause ($)	Change of Control ($)	Voluntary Termination ($)	Disability ($)	Death ($)
Dayl W. Pearson *
Severance Payment	700,000	—	—	—	—	—
Base Salary	—	—	—	—	80,769	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	—	—	450,000	—	—	450,000
Accrued and unused vacation time (1)	0-53,846	0-53,846	0-53,846	0-53,846	0-53,846	0-53,846
Insurance benefits (2)	17,797	—	—	—	8,214	—
TOTAL:	717,797-771,643	0-53,846	450,000-503,846	0-53,846	88,983-142,829	530,769-584,615

Michael I. Wirth *
Severance Payment	650,000	—	—	—	—	—
Base Salary	—	—	—	—	69,231	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	—	—	375,000	—	—	375,000
Accrued and unused vacation time (1)	0-50,000	0-50,000	0-50,000	0-50,000	0-50,000	0-50,000
Insurance benefits (2)	17,376	—	—	—	8,020	—
TOTAL:	667,376-717,376	0-50,000	375,000-425,000	0-50,000	83,020-133,020	375,000-425,000

E.A. Kratzman (3) *
Severance Payment	350,000	—	—	—	—	—
Base Salary	—	—	—	—	80,769	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	650,000-1,000,000	—	650,000-1,000,000	—	—	650,000-1,000,000
Accrued and unused vacation time (1)	0-53,846	0-53,846	0- 53,846	0-53,846	0- 53,846	0- 53,846
Insurance benefits (2)	35,654	—	—	—	8,228	—
TOTAL:	1,035,654-1,439,501	0-53,846	650,000-1,053,846	0-53,846	88,997-142,843	650,000-1,053,846

Name	Termination by Company Without Cause ($)	Termination by Company For Cause ($)	Change of Control ($)	Voluntary Termination ($)	Disability ($)	Death ($)
R. Jon Corless *
Severance Payment	500,000	—	—	—	—	—
Base Salary	—	—	—	—	57,692	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	—	—	250,000	—	—	250,000
Accrued and unused vacation time (1)	0-38,462	0-38,462	0-38,462	0-38,462	0-38,462	0-38,462
Insurance benefits (2)	16,035	—	—	—	7,401	—
TOTAL:	516,035-554,497	0-38,462	250,000-288,462	0-38,462	65,093-103,555	250,000-288,462

John M. Stack *
Severance Payment	112,500	—	—	—	—	—
Base Salary	—	—	—	—	51,923	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	—	—	200,000	—	—	200,000
Accrued and unused vacation time (1)	0-34,615	0-34,615	0-34,615	034,615	0-34,615	0-34,615
Insurance benefits (2)	10,841	—	—	—	5,424	—
TOTAL:	123,341-157,957	0-34,615	200,000-234,615	0-34,615	57,347-91,962	200,000-234,615

*	Reflects changes to the executive officer’s compensation and benefits effective January 1, 2008.
(1)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(2)	Insurance benefits are based on the December 2007 monthly payment for health and dental coverage.
(3)
Effective January 1, 2008, Mr. Kratzman employment agreements with the Company and Katonah Debt Advisors, respectively, were amended as described under “—Employment Agreements—Employment Agreements with E.A. Kratzman and John M. Stack” and “—Termination of Employment Provisions in Employment Agreements” above. As the table assumes a termination on December 31, 2007, it reflects estimated payment obligations to Mr. Kratzman as of December 31, 2007 and does not give effect to the amendments.

Director Compensation in Fiscal Year 2007

The following table sets forth a summary of the compensation earned by the Company’s directors in 2007:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Independent Directors
Gary Cademartori	41,500	41,500
C. Michael Jacobi	35,500	35,500
Albert G. Pastino	45,500	45,500
C. Turney Stevens	37,000	37,000

Non-Independent Directors (1)
Christopher Lacovara	—	—
James A. Kohlberg	—	—
Samuel P. Frieder	—	—

(1)	Messrs. Lacovara, Kohlberg and Frieder are not Independent Directors because they are officers of the Company.

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors receives an annual fee of $25,000 and an additional $1,500 per meeting attended. Employee directors and non-independent directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. In addition, the Company reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

We are proposing to adopt the 2008 Non-Employee Director Plan at the Meeting to, among other things, allow for the issuance to the Independent Directors of options to purchase our common stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in April 2008. Material terms of the proposed 2008 Non-Employee Director Plan are described under “Proposal 5: Approval of 2008 Non-Employee Director Plan” below.

Employee Benefit Plans

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan was approved by the Board of Managers of Kohlberg Capital, LLC on November 27, 2006 and by the members of Kohlberg Capital, LLC on December 11, 2006, prior to the conversion of Kohlberg Capital, LLC into Kohlberg Capital Corporation. Under the 2006 Equity Incentive Plan, the Company may grant options to acquire shares and, to the extent permitted by exemptive or other relief that may be granted by the SEC or its staff, other share-based awards, including without limitation restricted shares and options to acquire restricted shares. There are 1,500,000 shares of common stock currently reserved for issuance under the 2006 Equity Incentive Plan. As of April 18, 2008, no options had been exercised, 1,315,000 shares were subject to outstanding options under the 2006 Equity Incentive Plan and 185,000 shares were available for future grant under the 2006 Equity Incentive Plan.

In accordance with the terms of the 2006 Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the 2006 Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the 2006 Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees and directors will be granted options and other awards;

•	the number of shares subject to options and other awards;

•
the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;

•	the schedule upon which options become exercisable;

•	the termination or cancellation provisions applicable to options;

•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2006 Equity Incentive Plan.

No participant may receive awards for over 1,000,000 shares of common stock in any fiscal year.

In addition, the Board or any committee to which the Board delegates authority may, with the consent of any adversely affected 2006 Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the 2006 Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

Upon the occurrence of a Covered Transaction, the Board may take any one or more of the actions described above under “— Potential Payments Upon Termination or Change of Control—Termination of Employment and Change of Control Arrangements—Change of Control Arrangements in the Company’s 2006 Equity Incentive Plan.”

We are proposing to amend and restate the 2006 Equity Incentive Plan at the Meeting to, among other things, increase the number of shares of common stock reserved for issuance thereunder and to allow for the issuance of restricted stock awards in accordance with the terms of exemptive relief granted by the SEC in March 2008. Material terms of the proposed Amended and Restated 2006 Equity Incentive Plan are described under “Proposal 4: Approval of Amended and Restated 2006 Equity Incentive Plan” below.

Equity Compensation Plan Information

During the year ended December 31, 2007, the Company granted options to purchase 495,000 shares of common stock under the 2006 Equity Incentive Plan to its employees with a weighted average exercise price per share of $16.63, with a risk-free rate ranging between 4.6% to 5.3%, with volatility rates ranging between 20.5% to 22.4% and for which 25% of such options vest on each of the subsequent four grant date anniversaries and have a ten-year exercise period. During the year ended December 31, 2007, options to purchase 90,000 shares granted to employees were forfeited. As of December 31, 2007, options to purchase a total of 1,315,000 shares were outstanding and 305,000 shares were subject to exercisable options. The options have an estimated remaining contractual life of nine years and zero months.

During the year ended December 31, 2007, the weighted average grant date fair value per share for options granted during the period was $1.90. For the year ended December 31, 2007, the weighted average grant date fair value per share for options forfeited during the period was $1.81. The following table summarizes certain information regarding the 2006 Equity Incentive Plan as of December 31, 2007:

Plan Category	(a) Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders (1)	1,315,000	$15.52	185,000
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,315,000	$15.52	185,000

(1)      The Company’s 2006 Equity Incentive Plan.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

No person is deemed to control Kohlberg Capital, as such term is defined in the 1940 Act.

The following table sets forth, as of April 18, 2008, information with respect to the beneficial ownership of the Company’s common stock by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•	each of the Company’s directors and each named executive officer; and

•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 18, 2008 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 18,094,306 shares of common stock outstanding at April 18, 2008.

Unless otherwise indicated, to Kohlberg Capital’s knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities (1)
Principal Stockholders:
Franklin Resources, Inc. (2) One Franklin Parkway, San Mateo, California 94403-1906	1,290,181	7.1%

Systematic Financial Management, L.P. (3) 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, New Jersey 07666	1,011,521	5.6%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street, Baltimore, Maryland 21202	1,560,700	8.6%

Directors and Executive Officers:
Independent Directors
C. Michael Jacobi	13,000	*	>$100,000
Albert G. Pastino	2,170	*	$10,001-$50,000
C. Turney Stevens	1,500	*	$10,001-$50,000
Gary Cademartori	1,558	*	$10,001-$50,000

Non-Independent Directors (5)
James A. Kohlberg (6)(8)	2,019,664	11.2%	>$100,000
Christopher Lacovara (7)(8)	602,134	3.3%	>$100,000
Samuel P. Frieder (7)(8)	464,634	2.6%	>$100,000

Executive Officers
E.A. Kratzman (8)	94,272	1.0%	>$100,000
Michael I. Wirth (8)(9)	44,147	*	>$100,000
Dayl W. Pearson (8)(10)	66,143	*	>$100,000
R. Jon Corless (8)	32,571	*	>$100,000
John M. Stack (8)	14,635	*	>$100,000
Directors and Executive Officers as a Group (12 persons)	3,356,428	18.2%	>$100,000

*	Less than 1%.
(1)	Pursuant to the applicable SEC rules, the dollar range of equity securities is given as of December 31, 2007.
(2)
The information regarding Franklin Resources, Inc. is based solely on information included in the Schedule 13G filed by Franklin Resources, Inc. with the SEC on January 31, 2008. Franklin Resources, Inc. reported that each of Charles B. Johnson and Rupert H. Johnson, Jr. owns in excess of 10% of its outstanding common stock and that Franklin Advisory Services, LLC, Franklin Advisers, Inc. and Franklin Templeton Portfolio Advisors, Inc. have the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 515,000, 459,439 and 315,742 shares of our common stock, respectively.

(3)
The information regarding Systematic Financial Management, L.P. is based solely on information included in the Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 15, 2008. Systematic Financial Management, L.P. indicated that it has sole dispositive power as to 1,011,521 shares of our common stock and has sole voting power as to 547,021 of those shares.

(4)
The information regarding T. Rowe Price Associates, Inc. is based solely on information included in Amendment No. 1 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 13, 2008. T. Rowe Price Associates, Inc. indicated that it has sole dispositive power as to 1,560,700 shares of our common stock and has sole voting power as to 962,700 of those shares.

(5)	Messrs. Lacovara, Kohlberg and Frieder are not Independent Directors because they are officers of the Company.
(6)
Includes 1,258,000 shares of common stock held by the KKAT Entities as follows: 300,000 shares of common stock held by KKAT Acquisition Company III, LLC, 210,000 shares of common stock held by KKAT Acquisition Company IV, LLC, 221,333 shares of common stock held by KKAT Acquisition Company V, LLC, 300,000 shares of common stock held by KKAT Acquisition Company VII, LLC and 226,667 shares of common stock held by KKAT Acquisition Company VIII, LLC, as to which Mr. Kohlberg has both voting and dispositive power. Mr. Kohlberg disclaims beneficial ownership of the shares held by KKAT Acquisition Company III, LLC, KKAT Acquisition Company IV, LLC, KKAT Acquisition Company V, LLC, KKAT Acquisition Company VII, LLC and KKAT Acquisition Company VIII, LLC (collectively, the “KKAT Entities”), except to the extent of his pecuniary interest therein. Excludes shares of our common stock owned by KAT Associates, LLC. Mr. Kohlberg is a beneficiary under certain trusts that are members of KAT Associates, LLC and, as such, may have a pecuniary interest in a portion of such shares.

(7)
Excludes shares of common stock held by the KKAT Entities. Messrs. Lacovara and Frieder are members of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Messrs. Lacovara and Frieder disclaim beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein.

(8)
Includes shares of common stock issuable pursuant to options granted under the 2006 Equity Incentive Plan that are exercisable within 60 days of April 18, 2008, as follows: 125,000, 62,500, 50,000, 37,500, 25,000, 12,500, 2,500 and 2,500 shares to Messrs. Lacovara, Pearson, Kratzman, Wirth, Corless, Stack, Kohlberg and Frieder, respectively.

(9)
Includes 205 shares of common stock held by Mr. Wirth, as custodian for his son and daughter under the Uniform Gifts to Minors Act (the “UGMA”), and 593 shares of common stock held by Mr. Wirth’s wife, for which Mr. Wirth disclaims beneficial ownership.

(10)
Includes 104 shares of common stock held by Mr. Pearson, as custodian, for his daughter under the UGMA, for which Mr. Pearson disclaims beneficial ownership. Excludes 104 shares of common stock held by Mr. Pearson’s son, for which Mr. Pearson disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of Kohlberg Capital’s common stock to file initial reports of ownership and reports of changes in ownership of Kohlberg Capital’s common stock with the SEC and The Nasdaq Global Select Market. The Company assists its directors and executive officers in completing and filing those reports. Kohlberg Capital is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors and executive officers and shareholders who own more than 10% of its common stock were complied with during the last completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board. During 2007, the following directors served on the Compensation Committee of the Company’s Board: Gary Cademartori (Chair) and C. Turney Stevens.

TRANSACTIONS WITH RELATED PERSONS

Kohlberg Capital has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Kohlberg Capital enters into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Independent Directors have selected Deloitte & Touche LLP as the independent registered public accountant of the Company for the current fiscal year. Management expects that representatives of Deloitte & Touche LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Deloitte & Touche LLP has served as the Company’s independent registered public accountant since August 2006, and for fiscal year 2007 billed to the Company the aggregate fees set out in the table below.

Audit Fees (1)	$380,000
Audit-Related Fees (2)	7,000
Tax Fees (3)	12,600
All Other Fees	0
Aggregate Non-Audit Fees (4)	$19,600
Total Fees	$399,600

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, comfort letters and consents related to stock issuances.
(2)	Audit-related fees represent services in conjunction with the Company’s registration statements.
(3)	Tax fees represent services in conjunction with preparation of the Company’s tax return.
(4)	Aggregate non-audit fees comprise audit-related fees, tax fees and all other fees.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the firm in order to assure that the provision of such service does not impair the firm’s independence. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended December 31, 2007.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE &
TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR
THE CURRENT YEAR.

PROPOSAL 3:

AUTHORIZATION OF THE COMPANY, WITH APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK OR WARRANTS, OPTIONS OR RIGHTS TO ACQUIRE COMMON STOCK AT A PRICE BELOW THE THEN CURRENT NET ASSET VALUE PER SHARE OF SUCH STOCK

The Company is an internally managed, non-diversified closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock, unless its stockholders approve such a sale and the Board makes certain determinations.

Pursuant to this proposal, the Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock, subject to certain conditions discussed below. Such a sale may be to third parties, current stockholders or affiliates of the Company. If approved, the authorization would be effective for a period expiring on the earlier of the one-year anniversary of the date of the shareholder approval and the date of the Company’s 2009 Annual Meeting of Shareholders, which is expected to be held in June 2009.

Reasons to Offer Common Stock below Net Asset Value

The Company believes that market conditions will continue to provide attractive opportunities to deploy capital. Over the past several months, U.S. credit markets, including middle market lending, have experienced significant turbulence spurred in large part by the sub-prime residential mortgage crisis and concerns generally about the state of the U.S. economy. This has led to significant stock price volatility for capital providers such as the Company and has made access to capital more challenging. However, the change in market conditions also has had beneficial effects for capital providers, including more reasonable pricing of risk and more appropriate contractual terms. Accordingly, for firms that continue to have access to capital, the current environment should provide investment opportunities on more favorable terms than have been available in recent periods. The Company’s ability to take advantage of these opportunities is dependent upon its access to equity capital.

       As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. The Company maintains sources of liquidity through a portfolio of liquid assets and other means, but generally attempts to remain close to fully invested and does not hold substantial cash for the purpose of making new investments. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

       In the relatively short trading history of the Company’s common stock, the Company’s common stock has generally traded at a premium above net asset value. The following table sets forth the range of high and low closing prices of our common stock as reported on The Nasdaq Global Select Market since our initial public offering and the closing sales price as a percentage of net asset value. On April 22, 2008, the last reported closing sale price of our common stock was $9.62 per share.

The stock quotations are inter-dealer quotations and do not include markups, markdowns or commissions and as such do not necessarily represent actual transactions.

			Price Range		Premium/ Discount of High Sales Price to NAV	Premium/ Discount of Low Sales Price to NAV
	NAV (1)		High	Low
2006
Fourth Quarter (December 11, 2006 through December 31, 2006)	$14.29		$17.45	$15.79	122.1%	110.5%
2007
First quarter (January 1, 2007 through March 31, 2007)	$14.78		$18.00	$15.05	121.8%	101.8%
Second quarter (April 1, 2007 through June 30, 2007)	$15.39		$19.68	$15.75	127.9%	102.3%
Third quarter (July 1, 2007 through September 30, 2007)	$14.77		$19.10	$13.65	129.3%	92.4%
Fourth quarter (October 1, 2007 through December 31, 2007)	$14.38		$15.49	$10.00	107.7%	69.5%
2008
First quarter (January 1, 2008 through March 31, 2008)		(2)	$12.99	$9.56	(2)	(2)
Second quarter (April 1, 2008 through April 22, 2008)		(2)	$10.91	$9.41	(2)	(2)

(1)
Net asset value per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset value shown is based on outstanding shares at the end of the applicable period.

(2)	Net asset value has not yet been calculated for this period. We generally determine the net asset value per share of our common stock on a quarterly basis.

Although the Company has historically generally experienced a share price above the net asset value, there can be no assurance that this will continue, and, in fact, recently the Company’s share price has been well below net asset value. The unprecedented nature of the current credit market dislocation and uncertainty surrounding the U.S. economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may periodically trade at a smaller premium or below its net asset value, which is not uncommon for BDCs like the Company. The Company’s common stock at various times in recent months has traded below the net asset value. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase net asset value over the longer-term, even if financed with the issuance of common stock below net asset value. Stockholder approval of this proposal will provide the Company with the flexibility to invest in such opportunities.

The Board believes that having the flexibility to issue its common stock below net asset value in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at disadvantageous times.

Conditions to Sales Below Net Asset Value

If stockholders approve this proposal, the Company will only sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interest of the Company and its shareholders; and

•
a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

A “required majority” of directors means both a majority of the Company’s directors who have no financial interest in the transaction and a majority of the Independent Directors.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock. Any sale of common stock or warrants, options or rights to acquire common stock at a price below the then current net asset value per share of such stock would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

The 1940 Act establishes a connection between common share sale price and net asset value because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock or warrants, options or rights to acquire common stock proposed to be authorized for issuance, and thus any future issuance of common stock or warrants, options or rights to acquire common stock may dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

If this proposal is approved by the shareholders, the Company will be permitted, but not required or otherwise obligated, to sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below the then current net asset value per share of such stock until the earlier of the one-year anniversary of the date of the shareholder approval and the date of the Company’s 2009 Annual Meeting of Shareholders.

The affirmative vote of (i) the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (ii) the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE.

PROPOSALS 4 & 5:

APPROVAL OF AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN AND 2008 NON-EMPLOYEE DIRECTOR PLAN

The Board and management believe that, because the market for investment professionals is highly competitive, our successful performance depends on our ability to offer fair compensation packages to our professionals that are competitive with those offered by other specialty finance companies. The highly specialized nature of our business, the competitiveness of our market and the skills and importance of our employees make retention even more critical. The ability to offer equity-based compensation to our professionals, which both aligns employee behavior with stockholder interests and provides a retention tool, is vital to our future growth and success.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4 FOR THE AMENDMENT AND RESTATEMENT OF THE 2006 EQUITY INCENTIVE PLAN TO PROVIDE FOR THE PERIODIC ISSUANCE OF OPTIONS, SHARES OF RESTRICTED STOCK AND OTHER SHARE-BASED AWARDS TO OUR EMPLOYEES AND OFFICERS AND “FOR” PROPOSAL 5 FOR THE APPROVAL OF THE 2008 NON-EMPLOYEE DIRECTOR PLAN (THE “2008 NON-EMPLOYEE DIRECTOR PLAN” AND, TOGETHER WITH THE 2006 EQUITY INCENTIVE PLAN, THE “PLANS”) TO PROVIDE FOR THE ISSUANCE OF OPTIONS TO OUR NON-EMPLOYEE DIRECTORS.

With the addition of the ability to issue restricted stock, we believe that the 2006 Equity Incentive Plan, as amended and restated, would enable us to offer our officers and employees compensation packages that are more competitive with those offered by our competitors and other investment management businesses, while also requiring less cash compensation. Further, the 2008 Non-Employee Director Plan will enable us to offer options as part of the compensation packages for our non-employee directors (the “Non-Employee Directors”). Together, the Plans will enhance our ability to hire and retain key senior management and other key personnel while at the same time preserving our cash for making new investments. Ultimately, our ability to identify investment opportunities in the marketplace and make successful investments is highly dependent upon the abilities, performance records and reputations of our personnel.

Use of Restricted Stock

We believe that the particular characteristics of our business, our dependence on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel. Retention and recruitment of highly qualified investment professionals and managers is vital to the future success and growth of our business and is in the best interests of our stockholders. Appropriate compensation plans that support our objectives and align the interests of stockholders and employees are essential to long term success in the finance business in general and critical to our business in particular. Most leading asset management, private equity and commercial finance firms in the United States provide equity-based compensation in one form or another. Relative to other forms of equity-based compensation, restricted stock will allow us to develop alignment in business plan, stockholder interests and employee interests and to match the expectations for the business more closely with our equity-based compensation plan. We believe that restricted stock has a clear and meaningful benefit to our stockholders and our business prospects.

Developing Alignment in Business Plan, Stockholder Interests and Employee Interests

Alignment of a company’s business plan, stockholders’ interests and employee interests is an essential component of long-term business success. Long-term business success is in the interest of our stockholders and employees. Our investment objective is to maximize our portfolio’s total return by generating current income and capital appreciation from our investments. As a taxpayer that elects to be regulated as a RIC, we must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. Therefore, a key element of our return to stockholders is in the form of current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of the investment portfolio over time. It also limits the appreciation in stock price that would otherwise be expected if any earnings were not paid out as dividends, and therefore makes options not as attractive as other incentive mechanisms, as options do not benefit from dividends and rely solely on stock appreciation for further value.

We believe that restricted stock motivates behavior that is more consistent with the type of return expectations that we have established for our stockholders. Our strategy is to originate debt and equity assets. Further, our business plan is to execute an accumulation of debt or equity securities that have a risk-based pricing premium relative to similar securities. To this end, restricted stock places more value on the quality of originated assets over the quantity of originated assets, and thus, restricted stock is a better compensation tool for us to align employee interests with stockholder interests. Shares of restricted stock that are subject to forfeiture provisions will allow us to set objectives and provide meaningful rewards over time to employees who effectuate the targeted outcome of income and principal stability. We believe that the issuance of restricted stock permits us to provide long-term incentives to attract experienced business professionals who might otherwise elect to become employed with private equity, venture capital firms or hedge funds.

On March 24, 2008, we received an order from the SEC authorizing the issuance of restricted stock to our officers and employees. Awards of restricted stock will comply with all aspects of the order, including the following:

•	Each issuance of restricted stock will be approved by a required majority of the Company’s directors on the basis that such issuance is in the best interests of the Company and its stockholders;

•
The maximum amount of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan will be 10% of the Company’s outstanding stock on the effective date of such Plan plus 10% of the number of shares of the Company’s common stock issued or delivered during the term of such Plan;

•	The restricted stock will be subject to the additional limitations on equity compensation discussed below; and

•	The Board will review the Amended and Restated 2006 Equity Incentive Plan at least annually.

Options

Under the securities rules that apply to BDCs, non-employee directors cannot receive any options or other equity compensation without an SEC exemptive order specifically allowing the grant of such equity awards. On April 23, 2008, we received an order from the SEC authorizing the issuance of options to our Non-Employee Directors. Subject to stockholder approval, this SEC order permits us to issue options to our Non-Employee Directors annually on the occasion of the shareholder meeting, as described more fully in Proposal 5 below.

PROPOSAL 4:

APPROVAL OF AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

The Board approved the 2006 Equity Incentive Plan, as amended and restated, by unanimous written consent on February 5, 2008 for the purpose of attracting and retaining the services of executive officers and other key employees. The Board recommends approval of the 2006 Equity Incentive Plan, as amended and restated, by stockholders. We received exemptive relief from the SEC in March 2008 permitting us to issue restricted stock to our officers and employees. The following is a summary of the material features of the 2006 Equity Incentive Plan, as it will be in effect following approval by the stockholders. It may not contain all of the information important to you. You are encouraged to read the entire 2006 Equity Incentive Plan, as proposed to be amended and restated, a copy of which appears as Exhibit A to this Proxy Statement.

Summary of the 2006 Equity Incentive Plan

Effective Date. If adopted by stockholders, the Amended and Restated 2006 Equity Incentive Plan will be effective immediately upon such approval by the stockholders.

Purpose and Effect of Amendments. Stockholders are being requested to consider and approve the amendment and restatement of the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan was previously approved by the Board of Managers of Kohlberg Capital, LLC on November 27, 2006 and by the members of Kohlberg Capital, LLC on December 11, 2006, prior to the conversion of Kohlberg Capital, LLC into Kohlberg Capital Corporation. The proposed 2008 amendment increases the number of shares authorized for issuance from 1,500,000 shares to 2,000,000 shares and introduces provisions allowing the issuance of restricted stock to officers and employees. These shares are in addition to any shares authorized for issuance under any other equity plan of the Company. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. The 2006 Equity Incentive Plan, as proposed to be amended, will also allow us to continue to issue incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and non-statutory stock options (“NSOs”) to officers and employees.

Participation. Under the Amended and Restated 2006 Equity Incentive Plan, up to 2,000,000 shares of our common stock are authorized for issuance. Participants in the Amended and Restated 2006 Equity Incentive Plan may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board.

Options. Options granted under the Amended and Restated 2006 Equity Incentive Plan entitle the optionee, upon exercise, to purchase shares of common stock at a specified exercise price per share. The exercise price of each option shall be determined by the Board. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the shares as determined in good faith by the Board on the date of grant.

Subject to the provisions of the Amended and Restated 2006 Equity Incentive Plan, the Board may determine who will receive awards under the Amended and Restated 2006 Equity Incentive Plan and the terms of such awards. The Board will have the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. The exercise price of an option may be paid in the form of shares of stock that are already owned by such optionholder.

Restricted Stock. The 2006 Equity Incentive Plan, as proposed to be amended, permits the issuance of restricted stock consistent with such terms and conditions as the Board shall deem appropriate. The Board will determine the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Such grants of restricted stock shall not be transferable other than by will or by the laws of descent and distribution. Any shares of restricted stock for which forfeiture restrictions have not lapsed at the point at which the participant terminates his employment will terminate immediately and such shares will be returned to the Company and will be available for future awards under this plan.

Limitations on Awards of Options, Restricted Stock or Warrants. There are limits on the number of shares of restricted stock that can be issued under the Amended and Restated 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan, as proposed to be amended, limits the combined maximum amount of restricted stock that may be issued to 10% of the outstanding shares of our stock on the effective date (i.e., the date of stockholder approval) of the Amended and Restated 2006 Equity Incentive Plan plus 10% of the number of shares of stock issued or delivered by the Company during the terms of the Amended and Restated 2006 Equity Incentive Plan. The proposed amendments further specify that no one person shall be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the Amended and Restated 2006 Equity Incentive Plan. Further, the amount of voting securities that would result from the exercise of all our outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Amended and Restated 2006 Equity Incentive Plan, at the time of issuance shall not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from such exercise of all of our outstanding warrants, options and rights issued to our officers and employees, together with any restricted stock issued pursuant to the Amended and Restated 2006 Equity Incentive Plan, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Amended and Restated 2006 Equity Incentive Plan, at the time of issuance shall not exceed 20% of our outstanding voting securities.

Transfer/Termination Date. Unless sooner terminated by the Board, the Amended and Restated 2006 Equity Incentive Plan will terminate on the tenth anniversary of its adoption, and no additional awards may be made under such Plan after that date. The Amended and Restated 2006 Equity Incentive Plan provides that all awards granted under such plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to the Company.

Administration. The Board administers the Amended and Restated 2006 Equity Incentive Plan and has the authority, subject to the provisions of the Amended and Restated 2006 Equity Incentive Plan, to determine who will receive awards under the Amended and Restated 2006 Equity Incentive Plan and the terms of such awards. The Board has the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards; however, the exercise price of options granted under the Amended and Restated 2006 Equity Incentive Plan will not be adjusted unless we first receive an exemptive order from the SEC or written confirmation from the staff of the SEC that we may do so.

In the event of a consolidation, merger, stock sale, a sale of all or substantially all of the Company’s assets, a dissolution or liquidation or other similar events (a “Covered Transaction”), the Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

Awards under the Amended and Restated 2006 Equity Incentive Plan will be granted to our officers and other employees as determined by the Board at the time of each issuance. The Board may at any time terminate the Amended and Restated 2006 Equity Incentive Plan as to any future grants of awards; however, except as otherwise expressly provided in the Amended and Restated 2006 Equity Incentive Plan, the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award unless the Board expressly reserved the right to do so at the time of the grant of the award.

Future Grants under the Amended and Restated 2006 Equity Incentive Plan

Future grants of restricted stock or options to officers and employees under the Amended and Restated 2006 Equity Incentive Plan are discretionary and are, therefore, not determinable at this time. However, pending shareholder approval of Proposal 4, Mr. Kratzman will receive an annual grant of restricted stock having a value of $500,000 in accordance with the terms of his employment agreement with the Company. Such restricted shares will vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date, in each case subject to his remaining an officer of the Company through such date and subject to other terms set out in a restricted stock award agreement between Mr. Kratzman and the Company.

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the Amended and Restated 2006 Equity Incentive Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN.

PROPOSAL 5:

APPROVAL OF 2008 NON-EMPLOYEE DIRECTOR PLAN

The Board voted to approve the 2008 Non-Employee Director Plan by unanimous written consent on February 5, 2008 and recommends approval of the 2008 Non-Employee Director Plan by stockholders. We received exemptive relief from the SEC in April 2008 permitting us to grant options to Non-Employee Directors as a portion of their compensation for service on the Board. The following is a summary of the material features of the 2008 Non-Employee Director Plan, as it will be in effect following approval by our stockholders. It may not contain all of the information important to you. You are encouraged to read the entire 2008 Non-Employee Director Plan, a copy of which appears as Exhibit B to this Proxy Statement.

Summary of the 2008 Non-Employee Director Plan

Effective Date. If adopted by stockholders, the 2008 Non-Employee Director Plan will be effective upon such approval. We have received exemptive relief from the SEC permitting us to grant options to Non-Employee Directors pending stockholder approval of the 2008 Non-Employee Director Plan.

Purpose. The stockholders are being requested to consider and approve the 2008 Non-Employee Director Plan. The Company proposes to institute the 2008 Non-Employee Director Plan for the purpose of advancing the interests of the Company by providing for the grant of awards thereunder to Non-Employee Directors. The 2008 Non-Employee Director Plan authorizes the issuance of NSOs to Non-Employee Directors to purchase up to 75,000 shares of common stock at a specified exercise price per share. These shares are in addition to any shares authorized for issuance under any other equity plan of the Company. NSOs granted under the 2008 Non-Employee Director Plan will have a per share exercise price of no less than the current market value of a share of stock as determined in good faith by the Board on the date of the grant.

Options. Under the securities rules that apply to BDCs, non-employee directors cannot receive any options or other equity compensation without an SEC exemptive order specifically allowing the grant of such equity awards. We received an order of the SEC in April 2008 allowing us to issue options to the Non-Employee Directors. Subject to stockholder approval of the 2008 Non-Employee Director Plan, Non-Employee Directors will automatically receive options to purchase 5,000 shares of common stock on the date of each annual meeting of shareholders during the term of the plan. The options shall immediately vest as to one-half of the option grant and as to the remaining one-half of the option grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders, so that vesting for one hundred percent (100%) of the option grant shall occur one year after the date of grant so long as the Non-Employee Director remains in service on such date. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the option grant on the date of such appointment to the Board (i.e., such Non-Employee Director will receive a grant of options for a number of shares equal to the product of (x) the number of full months remaining until the next annual meeting of shareholders divided by twelve and (y) 5,000). One-half of such pro rata grant will vest immediately and the remaining one-half of such pro rata grant will vest on the earlier of (i) the first anniversary of the preceding annual meeting of shareholders, or (ii) the date immediately preceding the next annual meeting of shareholders. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the shares as determined in good faith by the Board on the date of grant.

Options granted under the 2008 Non-Employee Director Plan are not transferable other than by will or the laws of descent and distribution, or by gift, and will generally be exercisable during a Non-Employee Director’s lifetime only by such Non-Employee Director. In general, any portion of any options that are not then exercisable will terminate upon the termination of the Non-Employee Director’s services to the Company. Generally, any portion of any options that are exercisable at the time of the termination of the Non-Employee Director’s services to the Company will remain exercisable for the lesser of (i) a period of three months (or one year if the Non-Employee Director’s services to the Company terminated by reason of the Non-Employee Director’s death) or (ii) the period ending on the latest date on which such options could have been exercised had the Non-Employee Director’s services to the Company not terminated. In addition, if the Board determines that a Non-Employee Director’s service to the Company terminated for reasons that cast such discredit on the Non-Employee Director as to justify immediate termination of the Non-Employee Director’s options, then all options then held by the Non-Employee Director will immediately terminate.

Limitations on Awards of Options. The amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2006 Equity Incentive Plan, at the time of issuance shall not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from the exercise of all any outstanding warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued pursuant to the 2006 Equity Incentive Plan, would exceed 15% of our outstanding voting securities, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2006 Equity Incentive Plan, at the time of issuance shall not exceed 20% of our outstanding voting securities.

Transfer/Termination Date. Unless sooner terminated by the Board, the 2008 Non-Employee Director Plan will terminate on the tenth anniversary of its adoption and no additional awards may be made under the plan after that date. The 2008 Non-Employee Director Plan provides that all awards granted under the plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to us.

Administration. The Board administers the 2008 Non-Employee Director Plan. We intend to award options under the 2008 Non-Employee Director Plan on an annual basis, though the amount of the options that may be granted are limited by the terms of the 2008 Non-Employee Director Plan, which prohibits any grant that would cause the Company to be in violation of Section 61(a)(3) of the 1940 Act. As of the date of this Proxy Statement, no options have been issued pursuant to the 2008 Non-Employee Director Plan.

In the event of a Covered Transaction, the Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

Awards under the 2008 Non-Employee Director Plan will be granted to our Non-Employee Directors as determined by the Board at the time of each issuance. The Board may at any time terminate the 2008 Non-Employee Director Plan as to any future grants of awards; however, except as otherwise expressly provided in the 2008 Non-Employee Director Plan, the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award unless the Board expressly reserved the right to do so at the time of the grant of the award.

Expected 2008 Issuance of Options

If the 2008 Non-Employee Director Plan is approved by stockholders, we expect to grant the following awards to our Non-Employee Directors:

Name and Position	Options

C. Turney Stevens, Director	5,000
Albert G. Pastino, Director	5,000
C. Michael Jacobi, Director	5,000
Gary Cademartori, Director	5,000

U.S. Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of NSOs under the 2008 Non-Employee Director Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2008 Non-Employee Director Plan, nor does it cover state, local or non-U.S. taxes.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Company is not entitled to a deduction.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to Company.

Section 409A of the Code prescribes the tax treatment of certain non-qualified deferred compensation and imposes adverse tax consequences on such compensation. Awards under the 2008 Non-Employee Director Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 NON-EMPLOYEE DIRECTOR PLAN.

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2009 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than December 24, 2008 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of Kohlberg Capital may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The deadline for receipt of timely notice of shareholder proposals for submission to the 2009 Annual Meeting of Shareholders is March 15, 2009. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s 2007 annual report, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this Proxy Statement. The annual report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2007 upon written request. The written request for such exhibits should be directed to Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Michael I. Wirth, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 13, 2008: The proxy statement and 2007 annual report are available at www.kohlbergcap.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders may contact the Company by mail to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone as described on page 1 of this Proxy Statement.

By order of the Board.

Michael I. Wirth
Secretary

1

KOHLBERG CAPITAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING

June 13, 2008   10:00 a.m. ET

The undersigned hereby constitutes and appoints Dayl W. Pearson and Michael I. Wirth, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2008 Annual Meeting of Shareholders of Kohlberg Capital Corporation to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on Friday, June 13, 2008 and at any adjournments thereof on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF

KOHLBERG CAPITAL CORPORATION

June 13, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided. ê

20330303300000001000 3	061308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒

1.	Election of Directors				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	Ratification of the selection of Deloitte	☐	☐	☐
☐	FOR ALL NOMINEES	m Albert G. Pastino m C. Michael Jacobi m Samuel P. Frieder		& Touche LLP as the independent registered public accountant of the Company for the current year.

			3.	Authorization of the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
			4.	Approval of the Amended and Restated 2006 Equity Incentive Plan.	☐	☐	☐

			5.	Approval of the 2008 Non-Employee Director Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	FOR ALL EXCEPT (See instructions below)		I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors; FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accountant of the Company for the current year; FOR the authorization of the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share; FOR the approval of the Amended and Restated 2006 Equity Incentive Plan; and FOR the approval of the 2008 Non-Employee Director Plan.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	Please check here if you plan to attend this meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

KOHLBERG CAPITAL CORPORATION

June 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

20330303300000001000 3	061308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	Ratification of the selection of Deloitte	☐	☐	☐
☐	FOR ALL NOMINEES	m Albert G. Pastino m C. Michael Jacobi m Samuel P. Frieder		& Touche LLP as the independent registered public accountant of the Company for the current year.

			3.	Authorization of the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
			4.	Approval of the Amended and Restated 2006 Equity Incentive Plan.	☐	☐	☐

			5.	Approval of the 2008 Non-Employee Director Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	FOR ALL EXCEPT (See instructions below)		I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors; FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accountant of the Company for the current year; FOR the authorization of the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share; FOR the approval of the Amended and Restated 2006 Equity Incentive Plan; and FOR the approval of the 2008 Non-Employee Director Plan.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	Please check here if you plan to attend this meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Exhibit A

KOHLBERG CAPITAL

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

1. Purpose and Certain Defined Terms

The purpose of this Amended and Restated 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of the Company (as defined below) by providing for the grant to employees and officers of Share-based awards, including without limitation options to acquire Shares (as defined below) and, to the extent permitted by exemptive or other relief that may be granted by the Securities and Exchange Commission (the "Commission") or its staff, Restricted Shares (as defined below) and options to acquire Restricted Shares (collectively, the “Awards”). At all times during such periods as the Company qualifies or intends to qualify as a “business development company” under the Investment Company Act of 1940, as amended (the “1940 Act”), the terms of the Plan shall be construed so as to conform to the share-based compensation requirements applicable to “business development companies” under the 1940 Act. Any employee or officer selected to receive an Award under the Plan is referred to as a “participant.”

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Board” means, prior to Conversion, the board of managers of the LLC and, at and after Conversion, the board of directors of the Corporation.

“Company” means, prior to Conversion, the LLC and, at and after Conversion, the Corporation.

“Conversion” means the conversion of the LLC, pursuant to Section 265 of the Delaware General Corporation Law and Section 216 of the Delaware Limited Liability Company Act, to the Corporation.

“Corporation” means Kohlberg Capital Corporation, a Delaware corporation.

“LLC” means Kohlberg Capital, LLC, a Delaware limited liability company.

"Non-Employee Director Plan" means the Company's 2008 Non-Employee Director Plan, as amended from time to time.

“Performance Criteria” or, in the singular, “Performance Criterion,” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Board may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Shares” means an award of Shares for so long as the Shares remain subject to restrictions requiring that they be forfeited to the Corporation if specified conditions are not satisfied.

“Shares” means, prior to Conversion, the common units of the LLC and, at and after Conversion, the common stock, $.01 par value per share, of the Corporation.

“Shareholders” means, prior to Conversion, the members of the LLC and, at and after Conversion, the shareholders of the Corporation.

2. Administration

The Plan shall be administered by the Board unless and until it delegates administration to a committee as provided herein; provided that a "required majority," as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards and Dividend Equivalent Rights in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. The Board shall have discretionary authority, subject to the express provisions of the Plan, (a) to grant Awards to such Eligible Persons (defined below in Section 5 hereof) as the Board may select; (b) to determine the time or times when Awards shall be granted and the number of Shares subject to each Award; (c) to determine the terms and conditions of each Award; (d) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9 hereof, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an Award, to waive any condition or provision of an Award, and to amend or cancel any Award (and if an Award is canceled, to grant a new Award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding Award that would adversely affect the rights of the participant under such Award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Sections 4(d) and 6(i) hereof or by applicable law. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Board will exercise its discretion consistent with qualifying the Award for that exception.

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee.

Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Effective Date and Term of Plan

The Board, including a "required majority" as defined in Section 57(o) of the 1940 Act, adopted the Plan on December 11, 2006 and amended and restated the Plan on February 5, 2008. The Plan shall become effective on the date on which it is approved by the Shareholders of the Company; provided, however, that the Plan shall not be effective (i) with respect to awards of Restricted Shares unless the Company has received an order of the Commission under Sections 6(c), 57(a)(4) and 57(i) of the 1940 Act and Rule 17d-1 under the 1940 Act; and (ii) with respect to awards of Dividend Equivalent Rights unless the Company has received an order of the Commission that permits such Award or grant (the "Effective Date").

No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4. Shares Subject to the Plan

(a)  Number of Shares. Subject to adjustment as provided in Section 4(d), the aggregate number of Shares that may be the subject of Awards granted under the Plan shall be 2,000,000. If any option Award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Shares, or if any Share Award is repurchased by the Company, the number of Shares as to which such Award was not exercised shall be available for future grants.

The maximum number of Shares for which any option Award may be granted to any person in any calendar year shall be 1,000,000. The maximum number of Shares that may be granted to any person under other Awards (if any and to the extent permitted under the 1940 Act) in any calendar year shall be 500,000. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code (if applicable) and Section 61 of the 1940 Act.

(b)  Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Shares, or if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. Any Shares acquired by the Company will be acquired in accordance with the 1940 Act, including Section 23 of the 1940 Act. No fractional Shares shall be delivered under the Plan.

(c) Limits on Number of Awards. The combined maximum amount of Restricted Stock that may be issued under the Plan will be 10% of the outstanding Shares on the effective date of the Plan, whichever is later, plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plan. No one person shall be granted more than 25% of the Restricted Stock reserved for issuance under this Plan. The amount of voting securities that would result from the exercise of all of the Company's outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company's outstanding warrants, options and rights issued to the Company's directors, officers and employees, together with any Restricted Shares issued pursuant to the Plan, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(d)  Changes in Shares. In the event of a Share dividend, Share split or combination of Shares, recapitalization, or other change in the Shares, the number and kind of Shares or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the exercise price of such Awards, the maximum number of Shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Awards, the exercise price of outstanding Awards, and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of securities or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided, however, that the exercise price of options granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so. References in the Plan to Shares will be construed to include any units, any stock or any other securities resulting from an adjustment pursuant to this Section 4(d).

5. Awards; Etc.

Persons eligible to receive Awards under the Plan (“Eligible Persons”) shall be those key employees and officers of the Company and, to the extent permitted by exemptive or other relief that may be granted by the Commission or its staff, employees of wholly-owned consolidated subsidiaries of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation, limited liability company or other entity in which the Company owns, directly or indirectly, equity securities possessing 50% or more of the total combined voting power of all classes of equity securities. Notwithstanding the foregoing, in the case of an Award that is an incentive option, an Eligible Person shall only be those employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

In the case of an Award of Restricted Shares (to the extent such Awards are permitted by exemptive relief or other relief that may be granted by the Commission or its staff) that is intended to qualify as performance-based for the purposes of Section 162(m) of the Code, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Awards, the Board will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code). The Performance Criteria so established shall serve as a condition to either the grant of the Award or the vesting of Shares subject to the Award, as determined by the Board. Prior to grant or vesting, as the case may be, the Board will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution. No Award of Restricted Shares that is intended to qualify as performance-based for the purposes of section 162(m) of the Code may be granted after the first meeting of the Shareholders of the Company held in 2010 until the Performance Criteria have been resubmitted to and reapproved by the Shareholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

6. Terms and Conditions of Awards

(a) Code Section 409A Exemption. Except as the Board otherwise determines, no option shall have deferral features, or shall be administered in a manner, that would cause such option to fail to qualify for exemption from Section 409A of the Code. Any option resulting in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Board, consistent with the requirements of Section 409A of the Code.

(b) Exercise Price of Options. The exercise price of each option shall be determined by the Board. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the Shares as determined in good faith by the Board on the date of grant. Current market value shall be the closing price of the Common Stock on the NASDAQ Global Select Market on the date of grant.

(c) Duration of Options. An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Expiration Date”) shall be the date that is ten years from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

(d) Exercise of Options.

(1)
An option shall vest or become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(2)
Any exercise of an option shall be in writing, signed by the proper person and furnished to the Company, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 6(e) for the number of Shares for which the option is exercised.

(3)
The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) arising in connection with the exercise of the option. If permitted by the Board and to the extent permitted under the 1940 Act, either at the time of the grant of the option or in connection with exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Shares owned by such individual having a fair market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the Shares to be delivered upon the exercise a number of Shares having a fair market value equal to such withholding obligation.

(4)
If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(e) Payment for and Delivery of Shares. Shares purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant) and to the extent permitted by the 1940 Act and otherwise legally permissible, (A) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) by any combination of the permissible forms of payment.

(f) Delivery of Shares. A participant shall not have the rights of a Shareholder with regard to Awards under the Plan except as to Shares actually received by him or her under the Plan.

(g) Dividend Equivalents, Etc. To the extent permitted under the 1940 Act, the Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award; provided, however, that such grants must be approved by order of the Commission.

(h) Nontransferability of Awards. No option, Share, or other Award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an Award may be exercised only by him or her.

(i) Mergers, etc. To the extent permitted under the 1940 Act, the following provisions shall apply in the event of a Covered Transaction (as defined below).

(1)
Subject to subparagraph (2) below, all outstanding Awards requiring exercise will terminate and cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction (as defined in subparagraph (3) herein), provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions: (i) make any outstanding option exercisable in full, (ii) remove any performance or other conditions or restrictions on any Award and (iii) in the event of a Covered Transaction under the terms of which holders of the Shares of the Company will receive upon consummation thereof a payment for each such Share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the Awards), to the participant equal in the case of each affected Award to the difference between (A) the fair market value of a Share times the numbers of Shares subject to such outstanding Award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all Shares subject to such outstanding Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Committee determines; or

(2)
With respect to an outstanding Award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or any affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in subparagraph (1) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement Award which, in the judgment of the Board is substantially equivalent to any Award being replaced.

(3)
For purposes of this Section 6(i), a “Covered Transaction” is a (i) Share sale, consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(j) No Grants in Contravention of the 1940 Act. At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Award may be granted under the Plan if the grant or terms of such Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to “business development companies”), and, if approved for grant, such an Award will be void and of no effect.

7. Termination of Employment

(a) Unless the Board expressly provides otherwise, immediately upon the cessation of the participant’s employment or services an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(1)
subject to (2) and (3) below, all vested options held by the participant immediately prior the cessation of the participant’s employment, to the extent then exercisable, will remain exercisable for the less of (i) a period of 90 days or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a)(1), and will thereupon terminate;

(2)
all vested options held by a participant immediately prior to the participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the 180 day period ending following the participant’s death or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a), and will thereupon terminate;

(3)
all options (whether or not vested) held by a participant immediately prior to the cessation of the participant’s employment for “Cause” will immediately terminate; for this purpose, “Cause” shall have the same meaning as provided in the employment agreement between the participant and the Company or its Affiliate, provided that if the participant is not a party to any such agreement, “Cause” shall mean (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its Affiliates by the paragraph; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its Affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its Affiliates except where the breach is caused by incapacity or disability of the participant; (v) charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee, or director of the Company or any of its Affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within fifteen (15) days after written notice of such failure is given to the participant by the Company; or (viii) the participant willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates; and

(4)	Except as otherwise provided in an Award, after completion of the 90-day (or 180-day) period, such Awards shall terminate to the extent not previously exercised, expired, or terminated.

No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

(b) In particular but not in limitation of the foregoing, the Board may provide in the case of any Award for post-termination exercise provisions different from those expressly set forth in this Section 7, including without limitation terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of employment or other service, but in no case may an Award be exercised after the Expiration Date.

8. Employment Rights

Neither the adoption of the Plan nor the grant of Awards shall confer upon any participant any right to continue as an employee of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9. Discontinuance, Cancellation, Amendment, and Termination

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan the Board may not, without the participant’s consent, alter the terms of an Award so as to affect adversely the participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon Shareholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Board.

10. Limitation of Liability

Notwithstanding anything to the contrary in the Plan, neither the Company, any subsidiary, nor the Board, nor any person acting on behalf of the Company, any subsidiary, or the Board, shall be liable to any participant or to the estate or beneficiary of any participant or to any other holder of an option by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an option to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 10 shall limit the ability of the Board to provide by separate express written agreement with a participant for a gross-up payment or other payment in connection with any such tax or additional tax.

11. Waiver of Jury Trial

By accepting an Award under the Plan, each participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

12. Legal Conditions on Delivery of Shares

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

Exhibit B

KOHLBERG CAPITAL

2008 NON-EMPLOYEE DIRECTOR PLAN

1. Purpose and Certain Defined Terms

The purpose of this 2008 Non-Employee Director Plan (the “Plan”) is to advance the interests of the Company (as defined below) by providing for the grant to Non-Employee Directors (as defined below) of options to acquire Shares (as defined below) (collectively, the “Awards,” and each an "Award"), in each case to the extent permitted by exemptive or other relief that may be granted by the Securities and Exchange Commission (the "Commission"). At all times during such periods as the Company qualifies or intends to qualify as a “business development company” under the Investment Company Act of 1940, as amended (the “1940 Act”), the terms of the Plan shall be construed so as to conform to the share-based compensation requirements applicable to “business development companies” under the 1940 Act. Any Non-Employee Director selected to receive an Award under the Plan is referred to as a “participant.”

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”), except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Board” means the board of directors of the Corporation.

“Company” means the Corporation.

“Continuous Service” means a participant's uninterrupted service with the Company as a Non-Employee Director.

“Corporation” means Kohlberg Capital Corporation, a Delaware corporation.

"Employee Plan" means the Company's 2006 Equity Incentive Plan, as amended from time to time.

"Non-Employee Director" means any director of the Company who is not an employee or officer of the Company.

“Restricted Shares” means an award of Shares for so long as the Shares remain subject to restrictions requiring that they be forfeited to the Corporation if specified conditions are not satisfied.

“Shares” means the common stock, $.01 par value per share, of the Corporation.

“Shareholders” means the shareholders of the Corporation.

2. Administration

The Plan shall be administered by the Board unless and until it delegates administration to a committee as provided herein; provided that a "required majority," as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. The Board shall have discretionary authority, subject to the express provisions of the Plan, (a) to grant Awards to such Eligible Persons (defined below in Section 5 hereof) as the Board may select; (b) to determine the time or times when Awards shall be granted and the number of Shares subject to each Award; (c) to determine the terms and conditions of each Award; (d) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9 hereof, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an Award, to waive any condition or provision of an Award, and to amend or cancel any Award (and if an Award is canceled, to grant a new Award on such terms as the Board shall specify), provided that the Board may not take any action with respect to an outstanding Award that would adversely affect the rights of the participant under such Award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Sections 4(d) and 6(j) hereof or by applicable law.

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee.

Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Effective Date and Term of Plan

The Board, including a "required majority" as defined in Section 57(o) of the 1940 Act, adopted the Plan on February 5, 2008. The Plan shall become effective on the date on which it is approved by the Shareholders of the Company; provided, however, that the Plan shall not be effective with respect to awards of options unless the Company has received an order of the Commission under Section 61(a)(3)(B) of the Act permitting such grants (the "Effective Date").

No Awards shall be granted under the Plan after the completion of three years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4. Shares Subject to the Plan

(a)  Number of Shares. Subject to adjustment as provided in Section 4(d), the aggregate number of Shares that may be the subject of Awards granted under the Plan shall be 75,000. If any option Award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Shares, the number of Shares as to which such Award was not exercised shall be available for future grants.

(b)  Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Shares, or if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. Any Shares acquired by the Company will be acquired in accordance with the 1940 Act, including Section 23 of the 1940 Act. No fractional Shares shall be delivered under the Plan.

(c) Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company's outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Employee Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company's outstanding warrants, options and rights issued to the Company's directors, officers and employees, together with any Restricted Shares issued pursuant to the Employee Plan, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Employee Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(d)  Changes in Shares. In the event of a Share dividend, Share split or combination of Shares, recapitalization, or other change in the Shares, the number and kind of Shares or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the exercise price of such Awards, the maximum number of Shares that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Awards, the exercise price of outstanding Awards, and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of securities or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided, however, that the exercise price of options granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so. References in the Plan to Shares will be construed to include any units, any stock or any other securities resulting from an adjustment pursuant to this Section 4(d).

5. Awards; Etc.

Persons eligible to receive Awards under the Plan (“Eligible Persons”) shall be Non-Employee Directors.

6. Terms and Conditions of Awards

(a) Option Grants. Each Non-Employee Director shall automatically be granted options to purchase 5,000 Shares (as adjusted pursuant to Section 9 hereof) on the date of each annual meeting of shareholders during the term of the plan. The options shall immediately vest as to one-half of the option grant and as to the remaining one-half of the option grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders, so that vesting for one hundred percent (100%) of the option grant shall occur one year after the date of grant; provided, that the participant remains in service on such date. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the option grant on the date of such appointment to the Board (i.e. such Non-Employee Director will receive a grant of options for a number of shares equal to the product of (x) the number of full months remaining until the next annual meeting of shareholders divided by twelve and (y) 5,000). One-half of such pro rata grant will vest immediately and the remaining one-half of such pro rata grant will vest on the earlier of (i) the first anniversary of the preceding annual meeting of shareholders, or (ii) the date immediately preceding the next annual meeting of shareholders.

(b) Code Section 409A Exemption. Except as the Board otherwise determines, no option shall have deferral features, or shall be administered in a manner, that would cause such option to fail to qualify for exemption from Section 409A of the Code. Any option resulting in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Board, consistent with the requirements of Section 409A of the Code.

(c) Exercise Price of Options. The exercise price of each option shall be determined by the Board. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the Shares as determined in good faith by the Board on the date of grant. Current market value shall be the closing price of the Common Stock on the NASDAQ Global Select Market on the date of grant.

(d) Duration of Options. An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Expiration Date”) shall be the date that is ten years from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

(e) Exercise of Options.

(1)
Any exercise of an option shall be in writing, signed by the proper person and furnished to the Company, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 6(f) for the number of Shares for which the option is exercised.

(2)
The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) arising in connection with the exercise of the option. If permitted by the Board and to the extent permitted under the 1940 Act, either at the time of the grant of the option or in connection with exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Shares owned by such individual having a fair market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the Shares to be delivered upon the exercise a number of Shares having a fair market value equal to such withholding obligation.

(3)
If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(f) Payment for and Delivery of Shares. Shares purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant) and to the extent permitted by the 1940 Act and otherwise legally permissible, (A) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) by any combination of the permissible forms of payment.

(g) Delivery of Shares. A participant shall not have the rights of a Shareholder with regard to Awards under the Plan except as to Shares actually received by him or her under the Plan.

(h) Nontransferability of Awards. No option, Share, or other Award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an Award may be exercised only by him or her.

(i) Mergers, etc. To the extent permitted under the 1940 Act, the following provisions shall apply in the event of a Covered Transaction (as defined below).

(1)
Subject to subparagraph (2) below, all outstanding Awards requiring exercise will terminate and cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction (as defined in subparagraph (3) herein), provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions: (i) make any outstanding option exercisable in full, (ii) remove any performance or other conditions or restrictions on any Award and (iii) in the event of a Covered Transaction under the terms of which holders of the Shares of the Company will receive upon consummation thereof a payment for each such Share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the Awards), to the participant equal in the case of each affected Award to the difference between (A) the fair market value of a Share times the numbers of Shares subject to such outstanding Award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all Shares subject to such outstanding Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Committee determines; or

(2)
With respect to an outstanding Award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or any affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in subparagraph (1) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement Award which, in the judgment of the Board is substantially equivalent to any Award being replaced.

(3)
For purposes of this Section 6(i), a “Covered Transaction” is a (i) Share sale, consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(j) Compliance with Law; Commission Approval. At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Award may be granted under the Plan if the grant or terms of such Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to “business development companies”), and, if approved for grant, such an Award will be void and of no effect. The grants of Awards under the Plan will be automatic and will not be changed without shareholder approval.

7. Termination of Continuous Service

(a) Unless the Board expressly provides otherwise, immediately upon the cessation of the participant’s service as a Non-Employee Director (unless upon such termination or within 90 days thereafter the participant becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director) an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(1)
subject to (2) and (3) below, all vested options held by the participant immediately prior the cessation of the participant’s service, to the extent then exercisable, will remain exercisable for the less of (i) a period of 90 days or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a)(1), and will thereupon terminate;

(2)
all vested options held by a participant immediately prior to the participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the 180 day period ending following the participant’s death or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a), and will thereupon terminate;

(3)
all options (whether or not vested) held by a participant immediately prior to the cessation of the participant’s service for “Cause” will immediately terminate; for this purpose, “Cause” shall mean (i) commission of a felony, or of a crime involving moral turpitude; (ii) gross dereliction of duty; or (iii) any breach of duty that is materially injurious to the business or reputation of the Company; and

(4)	Except as otherwise provided in an Award, after completion of the 90-day (or 180-day) period, such Awards shall terminate to the extent not previously exercised, expired, or terminated.

No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

(b) In particular but not in limitation of the foregoing, the Board may provide in the case of any Award for post-termination exercise provisions different from those expressly set forth in this Section 7, including without limitation terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of employment or other service, but in no case may an Award be exercised after the Expiration Date.

8. Rights

Neither the adoption of the Plan nor the grant of Awards shall confer upon any participant any right to continue as a Non-Employee Director (or in any other capacity) of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9. Discontinuance, Cancellation, Amendment, and Termination

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan the Board may not, without the participant’s consent, alter the terms of an Award so as to affect adversely the participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon Shareholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Board.

10. Limitation of Liability

Notwithstanding anything to the contrary in the Plan, neither the Company, any subsidiary, nor the Board, nor any person acting on behalf of the Company, any subsidiary, or the Board, shall be liable to any participant or to the estate or beneficiary of any participant or to any other holder of an option by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an option to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 10 shall limit the ability of the Board to provide by separate express written agreement with a participant for a gross-up payment or other payment in connection with any such tax or additional tax.

11. Waiver of Jury Trial

By accepting an Award under the Plan, each participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

12. Legal Conditions on Delivery of Shares

The Company will not be obligated to deliver any Shares pursuant to the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  If the sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.